SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

               ----------------------------------

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 1998
                    ------------------------

                   FAST FOOD OPERATORS, INC.
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       (Exact Name of Registrant as Specified in Charter)

                            0-10213
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                    (Commission File Number)

       New York                                   13-2974867
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(State or Other Jurisdiction                   (I.R.S. Employer
     of Incorporation)                       Identification Number)

 42-40 Bell Boulevard
  Bayside, New York                                 11361
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 (Address of Principal                            (Zip Code)
   Executive Offices)


Registrant's telephone number, including area code:(718) 229-1113
                                                   --------------



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 (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  Other Events.

     On April 16, 1998, Fast Food Operators, Inc., a New York corporation (the "Company") received a verbal offer to purchase substantially all of its assets. The offer, in the amount of $900,000 for four of the Company's restaurants, was made by Gary Monie, a former Vice President of the Company. Since resigning this position in the fall of 1995, Mr. Monie has continued to provide restaurant operation supervisory services for the Company, as a consultant. The offer contemplates that if ultimately consummated, the purchase will be made by a limited liability company of which Mr. Monie will be a managing member.

     Any sale by the Company of substantially all of its assets is subject to certain conditions, including acceptance of the offer, execution of a definitive asset purchase agreement and the approval of the board of directors and shareholders of the Company. Such approval by the shareholders will require the Company to prepare and file a proxy statement with the Securities and Exchange Commission.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.


                            EXHIBITS
                            --------

Designation          Description             Method of Filing
-----------          -----------             ----------------
Exhibit 20           News release dated      Filed with this
                     April 29, 1998          Report


                           SIGNATURES

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Fast Food Operators, Inc.
                                   -------------------------
                                         (Registrant)

April 29, 1998                     By:
                                   -------------------------
                                   Name:   Lewis E. Topper
                                   Title:  President



EXHIBITS INDEX
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       DESIGNATION       DESCRIPTION         PAGE
       ------------      -----------         ----

       Exhibit 20        News release dated
                         April 29, 1998